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                                                                    Exhibit 22.1


                   SUBSIDIARIES OF NORTH STAR UNIVERSAL, INC.



Name                                              State of Incorporation
- ----                                              ----------------------
Americable, Inc.                                  Minnesota
   Adanac Cable, Ltd.                             Canada
   Cable Distribution Systems, Inc.               Georgia
   Transition Engineering                         Minnesota
C.E. Services, Inc.                               Texas
   C.E. Services (Europe) Limited                 United Kingdom
Eagle Engineering & Manufacturing, Inc.           Minnesota


(Inactive subsidiaries are omitted)